                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 3, 1999



                                GERON CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


         0-20859                                          75-2287752
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


230 Constitution Drive, Menlo Park, CA                                  94025
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:        (650) 473-7700
                                                      --------------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

        The Registrant hereby amends the following item of its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 1999. The Registrant is amending Item 7 to include pro-forma financial statements as well as an independent auditor's consent from Arthur Andersen with respect to the audited financial statements of the business acquired by the Registrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  Audited financial statements of Roslin for the period from October 1, 1997 (date of incorporation) until February 28, 1999 are attached below and filed with this report. Also attached and filed with this report is a report of the directors of Roslin for the period from incorporation until February 28, 1999, and an auditors' report from Arthur Andersen.

Directors Report

The directors present their report on the affairs of the company, together with the accounts and auditors' report, for the period from incorporation to 28 February 1999.

Business review

The company was incorporated on 1 October 1997 and commenced trading on 7 April 1998.

The company's purpose is to develop and exploit nuclear-transfer and molecular targeting technology to develop farm-animals and human-cells as a source of bio-medical products including but not limited to, organs, cells and tissues for human transplantation, blood and blood fractions and antibodies.

Results and dividends

                                                                          L 000s
Loss for the financial period                                              2,351
                                                                         -------
Retained loss at 28 February 1999                                          2,351
                                                                         =======

The directors do not recommend payment of a dividend.

Directors and their interests

The directors who served during the period, together with their interests in the share capital of the company, are as shown below:

                                                                                Number of ordinary shares
                                                                                        of L 1 each
                                                                                --------------------------
Ian Biggs                           (appointed 11/1/99)                                           --
Simon Best                          (appointed 1/6/98)                                        10,000
Dr John Brown                       (appointed 11/5/98)                                        2,000
Professor Grahame Bulfield          (appointed 7/4/98)                                            --
Professor Anthony Clark             (appointed 7/4/98, resigned 1/6/98)                        8,000
Ian Kent                            (appointed 11/5/98)                                        4,000
Professor Ian Wilmut                (appointed 7/4/98)                                        12,000
Kenneth McCracken                   (appointed 1/10/97, resigned 7/4/98)                          --

Details of directors share options are disclosed in note 11.

Directors' responsibilities

Company law requires directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of its profit or loss for that period. In preparing those accounts, the directors are required to:

-   select suitable accounting policies and then apply them consistently;

-   make judgements and estimates that are reasonable and prudent;

- state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts; and

- prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and enable them to ensure that the accounts comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Year 2000 compliance

The directors have performed an assessment of the potential impact of the Year 2000, including obtaining assurances from key suppliers. The directors believe that the company is Year 2000 compliant.

By order of the Board,

Roslin Institute (Edinburgh)
Roslin
Midlothian
EH25 9PS

/s/ Ian Biggs

Ian Biggs
Director

15 April 1999

Auditors' report

To the Directors of Roslin Bio-Med Limited:

We have audited the accounts on pages 4 to 16 which have been prepared under the historical cost convention and the accounting policies set out in note 1.

Respective responsibilities of directors and auditors

As discussed on page 2 the accounts are the responsibility of the directors. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts and of whether the accounting policies are appropriate to the circumstances of the company, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

Opinion

In our opinion the accounts give a true and fair view of the state of affairs of the company at 28 February 1999 and of its loss and cash flows for the period then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.

Arthur Andersen
Chartered Accountants and Registered Auditors

/s/ Arthur Andersen

18 Charlotte Square
Edinburgh
EH2 4DF
15 April 1999

Profit and loss account

For the period ended 28 February 1999


                                                          Notes               1999
                                                                         17 months
                                                                            L 000s
TURNOVER                                                                         4
Cost of sales                                                                   --
                                                                            ------
GROSS PROFIT                                                                     4
Net operating expenses                                      2               (2,434)
                                                                            ------
OPERATING LOSS                                                              (2,430)
Interest income                                             3                   79
                                                                            ------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                 4               (2,351)
Tax on loss on ordinary activities                          6                    -
                                                                            ------
RETAINED LOSS FOR THE FINANCIAL PERIOD                     12               (2,351)
                                                                            ======

A statement of movements on reserves is given in note 12.

The current period results have been derived wholly from continuing operations.

The loss for the period equates to the historical cost loss for the period.

There are no recognised gains or losses in the period other than the loss for the period.

The accompanying notes are an integral part of this profit and loss account.

Balance sheet

28 February 1999


                                                              Notes              1999
                                                                               L 000s
FIXED ASSETS
Intangible assets                                                7             1,090
Tangible assets                                                  8                70
                                                                              ------
                                                                               1,160
                                                                              ------
CURRENT ASSETS
Debtors                                                          9               100
Cash at bank and in hand                                                       1,926
                                                                              ------
                                                                               2,026
CREDITORS: Amounts falling due within one year                  10              (723)
                                                                              ------
NET CURRENT ASSETS                                                             1,303
                                                                              ------
TOTAL ASSETS LESS CURRENT LIABILITIES                                          2,463
                                                                              ------
NET ASSETS                                                                     2,463
                                                                              ======
CAPITAL AND RESERVES
Called-up share capital                                         11               383
Share premium account                                           12             4,431
Profit and loss account                                         12            (2,351)
                                                                              ------
TOTAL CAPITAL EMPLOYED                                          13             2,463
                                                                              ======
SHAREHOLDERS' FUNDS
Equity interests                                                11             2,460
Non-equity interests                                            11                 3
                                                                              ------
                                                                               2,463
                                                                              ======

Signed on behalf of the Board

/s/ Ian Biggs

Ian Biggs

Director
15 April 1999

The accompanying notes are an integral part of this balance sheet.

Cash flow statement

For the period ended 28 February 1999


                                                                 Notes         1999
                                                                             L 000s
Net cash outflow from operating activities                        16a)       (1,693)
Returns on investments and servicing of finance                   16b)           79
Capital expenditure                                               16c)          (74)
                                                                             ------
                                                                             (1,688)
Financing                                                         16d)        3,614
                                                                             ------
INCREASE IN CASH IN THE PERIOD                                                1,926
                                                                             ======

The accompanying notes are an integral part of this cash flow statement.

Notes to accounts

1        Accounting policies

A summary of the principal accounting policies, all of which have been applied consistently throughout the period is set out below.


         a)       Basis of accounting

The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.


         b)       Intangible fixed assets

Licences acquired from third parties are stated at cost, net of amortisation and provision for impairment. Licences are amortised over the minimum term of the licence agreement.


         c)       Tangible fixed assets

Fixed assets are shown at original historical cost, net of depreciation and any provision for impairment.

Depreciation is provided at rates calculated to write off the cost or valuation, less estimated residual value, of each asset over its expected useful life as follows:

Lab equipment                                        5 years straight line
Computer equipment                                   5 years straight line

         d)       Taxation

Corporation tax payable is provided on taxable profits at the current rate.

Provision is made for deferred taxation using the liability method, to take account of all timing differences except those which, in the opinion of the directors, will probably not reverse.

         e)       Turnover

Turnover represents net invoiced sales to customers excluding VAT.

         f)       Research and development

Research expenditure is written off as incurred. Development expenditure is also written off, except where the directors are satisfied as to the technical, commercial and financial viability of individual projects. In such cases, the identifiable expenditure is deferred and amortised over the period during which the company is expected to benefit.

2        Net operating expenses

                                                                          1999
                                                                     17 months
                                                                        L 000s
Administrative expenses                                                  1,255
Research expenditure                                                     1,179
                                                                        ------
                                                                         2,434
                                                                        ======

3        Interest income
                                                                           1999
                                                                      17 months
                                                                        L 000s
Interest receivable                                                         79
                                                                        ======

4        Loss on ordinary activities before taxation

Loss on ordinary activities before taxation is stated after charging:

                                                                            1999
                                                                       17 months
                                                                          L 000s
Depreciation and amounts written off
-   tangible fixed assets                                                      9
Amortisation of licences                                                     110
Auditors' remuneration                                                         8
Staff costs (note 5)                                                         232
                                                                            ====

IN ADDITION TO THE AUDITORS' REMUNERATION SHOWN ABOVE THE COMPANY PAID L 6,500 FOR OTHER SERVICES PROVIDED BY THE AUDITORS.

5        Staff costs

Particulars of employees (including executive directors) are as shown below.

                                                                            1999
                                                                       17 months
                                                                          L 000s
Employee costs during the period amounted to:

Wages and salaries                                                           212
Social security costs                                                         20
                                                                            ----
                                                                             232
                                                                            ====

The average monthly number of persons employed by the company during the period was as follows:

                                                                               1999
                                                                             Number
Administrative                                                                    5
                                                                           ========

         Directors' remuneration

         Remuneration
         The remuneration of the directors was as follows:
                                                                                1999
                                                                           17 months
                                                                             L 000s

Emoluments                                                                      199
                                                                           ========

Pensions

No director was a member of a pension scheme.

6        Tax on loss on ordinary activities

No tax charge arose in the period due to trading losses.


7        Intangible fixed assets

                                                             Licenses     Total
                                                               L 000s    L 000s
COST
Beginning of period                                                --        --
Additions                                                       1,200     1,200
                                                             --------    ------
End of period                                                   1,200     1,200
                                                             ========    ======
AMORTISATION
Beginning of period                                                 -         -
Charge                                                            110       110
                                                             --------    ------
End of period                                                     110       110
                                                             ========    ======
NET BOOK VALUE
Beginning of period                                                 -         -
                                                             ========    ======
End of period                                                   1,090     1,090
                                                             ========    ======

8        Tangible fixed assets
                                                   Lab    Computer
                                             equipment   equipment     Total
                                                L 000s      L 000s    L 000s
COST OR VALUATION
Beginning of period                                 --          --        --
Additions                                           63          16        79
                                             ---------   ---------    ------
End of period                                       63          16        79
                                             =========   =========    ======

DEPRECIATION
Beginning of period                                 --          --         -
Charge                                               8           1         9
                                             ---------   ---------    ------
End of period                                        8           1         9
                                             =========   =========    ======
NET BOOK VALUE
Beginning of period                                 --          --        --
                                             =========   =========    ======
End of period                                       55          15        70
                                             =========   =========    ======

9        Debtors

The following are included in the net book value of debtors:

                                                                         1999
                                                                       L 000s
Amounts falling due within one year:
Prepayments and accrued income                                              5
VAT                                                                        95
                                                                       ------
                                                                          100
                                                                       ======

10       Creditors: Amounts falling due within one year

The following amounts are included in creditors falling due within one year:

                                                                         1999
                                                                       L 000s
Trade creditors                                                           218
Social security and PAYE                                                   19
Other creditors                                                           486
                                                                       ------
                                                                          723
                                                                       ======

11       Called-up share capital

                                                                         Issued,
                                                                       called-up
                                                                       and fully
                                                       Authorised           paid
                                                             1999           1999
                                                           Number              L
Equity shares:
`A' ordinary shares of L 1                                172,000        172,000
`B' ordinary shares of L 1                                248,000        188,000
`C' ordinary shares of L 1                                 20,000         20,000
                                                        ---------       --------
Total equity share capital                                440,000        380,000
                                                        ---------       --------
Non-equity share capital
`D' ordinary shares of L 0.01                             688,000          3,440
                                                        ---------       --------
Total non-equity share capital                            688,000          3,440
                                                        ---------       --------

Total share capital                                     1,128,000        383,440
                                                        =========       ========

During the period the following shares were allotted:


Date                      Shares                   Number                  Consideration          Share premium
                                                                           L 000s                 L 000s
7 April 1998              `A' ordinary             172,000                 1,200                   1,028
7 April 1998              `B' ordinary             172,000                    --                   1,028
7 April 1998              `C' ordinary              20,000                    20                      --
17 December 1998          `D' ordinary             344,000                 2,400                   2,397
23 October 1998           `B' ordinary              16,000                    64                      48

Details of the consideration for the `B' ordinary shares issued on 7 April 1998 are set out in note 18

         a)       Income

All classes of ordinary shares, other than `D' ordinary shares, rank equally for dividends.

`D' ordinary shares are not entitled to a dividend.

         b)       Redemption

The company may redeem the `D' ordinary shares at any time in return for the payment of an aggregate sum of L 1 to the registered holder.

         c)       Capital

On the return of assets on liquidation or capital reduction, the repayment of capital shall be in the following order:

First, in paying to the holders of the `A' ordinary shares, an amount per share equal to the aggregate amount subscribed for all the issued `A' ordinary shares and `D' ordinary shares together with a sum equal to any arrears or accruals of the dividends on the `A' ordinary shares calculated to the date of the return on capital;

Second, in paying to the holders of the `B' and `C' ordinary shares the sum per share paid on each `A' ordinary share together with a sum equal to any arrears or accruals of the dividends on the ordinary shares calculated to the date of the return of capital; and

The balance of such assets shall be distributed amongst the holders of the equity shares in proportion to the amounts paid up or credited as paid up on the equity shares held by them respectively; and

After the equity shareholders have received L 1,000 per share the holders of the `D' ordinary shares will receive L 0.01 per share.

         d)       Voting

Equity shares will carry one vote per share. `D' ordinary shares have no voting rights.

         e)       Share options

Options have been granted to subscribe for `B' ordinary shares of the company as follows:

                                   Option         At 1     Granted         At 28
                                 exercise      October                      1999
                                    price        1997                   February
Simon Best                            L 4          --       10,000        10,000
Ian Biggs                             L 8          --        5,000         5,000
John Brown                            L 4          --        5,000         5,000
Ian Kent                              L 4          --       10,000        10,000
                                 ========      ======      =======      ========

One quarter of the options granted to Messrs. Best, Brown and Kent are exercisable immediately, with a further quarter becoming exercisable on each subsequent anniversary of the date the options were granted until such time as all options are exercisable.

The options granted to Mr Biggs are exercisable from January 2000.

In addition, options may also be exercised in advance of any transaction involving the sale of the company or its assets.

12       Reserves
Of total reserves shown in the balance sheet, the following amounts are regarded as distributable or otherwise:

                                                                            1999
                                                                          L 000s
Distributable
- profit and loss account                                                (2,351)
Non-distributable
- share premium account                                                   4,431
                                                                         ------
Total reserves                                                            2,080
                                                                         ======

The movement in the period was as follows:

                                        Share      Profit and
                                      premium     loss account             Total
                               account L 000s           L 000s            L 000s
Beginning of period                        --              --                --
Retained loss for the period               --          (2,351)           (2,351)
Share issues                            4,431              --             4,431
                                       ------          ------            ------
End of period                           4,431          (2,351)            2,080
                                       ======          ======            ======

13       Reconciliation of movements in shareholders' funds

                                                                            1999
                                                                          L 000s
Loss for the financial period                                            (2,351)
New share capital subscribed                                              4,814
Opening shareholders' funds                                                  --
                                                                         ------
Closing shareholders' funds                                               2,463
                                                                         ======

14       Guarantees and other financial commitments

         Capital commitments

At the end of the period, capital commitments were:

                                                                            1999
                                                                          L 000s
Contracted for but not provided for                                           --
                                                                          ======

15       Related party transactions

The company undertook transactions, all of which were on an arms length basis, and had balances outstanding at 28 February 1999 with related parties as shown below:

                                      Purchases  Creditors      Sales    Debtors
RELATED PARTY                            L 000s     L 000s     L 000s     L 000s
Roslin Institute                          1,456        344         --         --
3i plc                                      108         29         --         --
                                          =====      =====      =====      =====

Roslin Institute and 3i plc related parties by virtue of their significant shareholdings in the company. Transactions with Roslin Institute relate to the recharge of costs in respect of facilities and other services provided by Roslin Institute. Transactions with 3i relate to set up and monitoring fees and the recharge of legal fees incurred by 3i.

16       Cash flow statement

         a) Reconciliation of operating loss to net cash outflow from operating activities

                                                                            1999
                                                                          L 000s
Operating loss                                                           (2,430)
Depreciation charges                                                          9
Amortisation charges                                                        110
Increase in debtors                                                        (100)
Increase in creditors                                                       718
                                                                         ------
NET CASH OUTFLOW FROM OPERATING ACTIVITIES                               (1,693)
                                                                         ======

         b)       Returns on investments and servicing of finance

                                                                            1999
                                                                          L 000s
Interest received                                                             79
                                                                            ----
NET CASH INFLOW                                                               79
                                                                            ====

         c)       Capital expenditure

                                                                            1999
                                                                          L 000s
Purchase of tangible fixed assets                                            (74)
                                                                            ----
NET CASH OUTFLOW                                                             (74)
                                                                            ====

         d)       Financing

                                                                            1999
                                                                          L 000s
Issue of share capital                                                    3,684
Expenses paid in connection with share issues                               (70)
                                                                         ------
NET CASH INFLOW                                                           3,614
                                                                         ======

17       Analysis and reconciliation of net funds

                                          At 1                   Other     At 28
                                       October      Cash      non-cash  February
                                          1997      flow       charges      1999
                                        L 000s    L 000s        L 000s    L 000s
Cash in bank and in hand                    --     1,926            --     1,926
                                         =====     =====         =====     =====


                                                                            1999
                                                                          L 000s
Increase in cash in the period                                            1,926
                                                                          -----

Movement in net funds in period                                           1,926
Net funds at 1 October 1997                                                  --
                                                                          -----
Net funds at 28 February 1999 .                                           1,926
                                                                          =====


18       Major non-cash transactions
During the period the company issued 172,000 `B' ordinary shares of L 1 to Roslin Institute in return for certain licences. Details of the licences acquired are provided in note 7. The cost attributed to the licences is L 1,200,000.

19       Going concern
As at 28 February 1999, the company has L 1,926,000 of cash.

On the basis of current activity and the directors' current projections this cash balance will be exhausted towards the end of 1999. The company has entered into a funding arrangement with 3i that will result in a further L 2,400,000 being available for drawdown subject to the company attaining certain scientific milestones.

The directors believe that progress towards these milestones is satisfactory and, accordingly, further funds will be available which will allow the company to remain a going concern for the foreseeable future. There are also a number of other commercial opportunities open to the company. For these reasons, the directors continue to adopt the going concern basis in preparing the accounts. The accounts do not include any adjustments that would result if the directors were unable to secure the additional funds referred to above.

        (b)    Unaudited Pro Forma Condensed Combined Financial Information.


               The following unaudited pro forma condensed combined financial statements for Geron Corporation give effect to the acquisition of Roslin Bio-Med Ltd. ("Roslin Bio-Med"), a private research company in Scotland. The historical financial information for Roslin Bio-Med were expressed in British pounds sterling (BPS) and prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP"). There were no significant differences in accounting treatment in the Roslin Bio-Med financial information between U.K. GAAP and those accounting principles generally accepted in the United States ("U.S. GAAP"). The Roslin Bio-Med financial information has been translated into U.S. dollars using the exchange rate of 1.6 which equals the exchange rate as of February 28, 1999. This materially approximated the average exchange rate for the periods presented.

               On May 3, 1999, we completed a transaction to acquire all of the outstanding shares of Roslin Bio-Med. In connection with the merger, we issued 1,891,371 shares of our common stock to the former Roslin Bio-Med shareholders in exchange for Roslin Bio-Med's outstanding shares, and reserved 208,629 shares of our common stock for issuance upon exercise of fully vested options we assumed in connection with the Roslin Bio-Med merger. As a result of the acquisition, in addition to the net tangible assets acquired, we have obtained basic research for nuclear transfer technology and have entered into a research agreement to fund future research at the Roslin Institute (the "Institute") over the next six years.

               The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 1998 set forth below gives effect to the acquisition as if it occurred on January 1, 1998. The unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 1999 set forth below gives effect to the acquisition as if it occurred on January 1, 1999. The unaudited pro forma condensed balance sheets as of December 31, 1998 and March 31, 1999, set forth below gives effect to the acquisition of Roslin Bio-Med as if it occurred on December 31, 1998 and March 31, 1999, respectively.

               The acquisition of Roslin Bio-Med will be accounted for using the purchase method of accounting. The accompanying unaudited condensed combined financial information reflects the preliminary allocation of the purchase price and gives effect to the assumption and adjustments set forth in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information. The purchase price has been allocated among the acquired basic research in the form of a license to the nuclear transfer technology which has no alternative future use, the research agreement with the Institute and the net tangible assets acquired. The value of the basic research for the nuclear transfer technology of approximately $25.1 million has been reflected as research and development expense and the value of the research agreement of approximately $17.2 million has been capitalized as a deferred asset in the accompanying unaudited pro forma condensed combined financial information.

            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)
                             AS OF DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                         ROSLIN
                                         BIO-MED                GERON
                                       FEBRUARY 28,          DECEMBER 31,       PRO FORMA
                                          1999                  1999            ADJUSTMENTS            COMBINED
                                        ---------             ---------          ---------             ---------

Cash                                    $   3,082             $  16,360          $      --             $  19,442

Short term investments                         --                 8,109                 --                 8,109
Interest and other receivables                152                   661                 --                   813
Other current assets                            8                   685                 --                   693
                                        ---------             ---------          ---------             ---------
   Total current assets                     3,242                25,815                 --                29,057

Long-term investments                          --                15,954                 --                15,954

Property and equipment, net                   112                 2,336                 --                 2,448
Intangible assets                           1,744                    --             (1,744)(2)                --
Deferred costs - research                                                           17,187(3)             17,187
  agreement

Deposits and other                             --                   351                 --                   351

                                        ---------             ---------          ---------             ---------
     Total assets                       $   5,098             $  44,456          $  15,443             $  64,997
                                        =========             =========          =========             =========

Current liabilities:
   Accounts payable                     $     349             $   1,184          $   2,932(2)          $   4,465
   Accrued liabilities                        808                 1,220              2,864(3)              4,892
   Deferred revenue                            --                   244                 --                   244
   Current portion of lease                    --                   906                 --                   906
   liability
                                        ---------             ---------          ---------             ---------
Total current liabilities                   1,157                 3,554              5,796                10,507

Noncurrent portion of lease                    --                 1,300                 --                 1,300
Other noncurrent liabilities                   --                    --             14,323(3)             14,323
Convertible debentures                         --                 6,801                 --                 6,801

Redeemable convertible
   preferred stock                             --                 3,610                 --                 3,610

Stockholders' Equity
   Common Stock                               613                    13                  2(2)                 15
                                                                                      (613)(2)
   Additional paid-in-capital               7,090                88,055             22,163(2)            112,440
                                                                                     2,222(2)
                                                                                    (7,090)(2)
   Accumulated deficit                     (3,762)              (57,520)             3,762(2)            (82,642)
                                                                                   (25,122)(2)(3)
   Other stockholders' equity                  --                (1,357)                                  (1,357)
                                        ---------             ---------          ---------             ---------
     Total stockholders' equity             3,941                29,191             (4,676)               28,456
                                        ---------             ---------          ---------             ---------
     Total liabilities and
     stockholders' equity               $   5,098             $  44,456          $  15,443             $  64,997
                                        =========             =========          =========             =========


       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)
                      FOR THE YEAR ENDED DECEMBER 31, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                 ROSLIN
                                                 BIO-MED           GERON
                                                 FOR THE          FOR THE
                                                YEAR ENDED       YEAR ENDED            PRO
                                               FEBRUARY 28,      DECEMBER 31,         FORMA
                                                   1999             1998            ADJUSTMENTS           COMBINED
                                               ------------      ------------       ------------        ------------
Revenues                                       $          6      $      6,797       $         --        $      6,803

Operating expenses
   Research and development                           2,008            15,619              2,864(4)           20,491
   General and administrative                         1,886             3,769                 --               5,655
                                               ------------      ------------       ------------        ------------
Total operating expenses                              3,894            19,388              2,864              26,146

                                               ------------      ------------       ------------        ------------
Loss from operations                                 (3,888)          (12,591)            (2,864)            (19,343)

Interest and other income                               126             2,666                 --               2,792
Interest and other expense                               --              (907)                --                (907)

                                               ------------      ------------       ------------        ------------
Net loss                                             (3,762)          (10,832)            (2,864)            (17,458)

Accretion of redemption value of
  redeemable convertible preferred stock                 --              (578)                --                (578)

                                               ------------      ------------       ------------        ------------
Net loss applicable for common
  stockholders                                   $   (3,762)     $    (11,410)      $     (2,864)       $    (18,036)(5)
                                               ============      ============       ============        ============

Basic and diluted net loss per share                             $      (1.00)                          $      (1.35)(5)
                                                                 ============                           ============

Shares used in computed basic and
  diluted net loss per share                                       11,439,084          1,891,371          13,330,455(5)
                                                                 ============       ============        ============

            UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (1)
                              AS OF MARCH 31, 1999
                                 (IN THOUSANDS)


                                               ROSLIN
                                               BIO-MED                GERON            PRO
                                             FEBRUARY 28,           MARCH 31,          FORMA
                                                1999                  1999            ADJUSTMENTS            COMBINED
                                              ---------             ---------          ---------             ---------
Cash                                          $   3,082             $   8,379          $      --             $  11,461
Short term investments                               --                12,073                 --                12,073
Interest and other receivables                      152                   781                 --                   933
Other current assets                                  8                   572                 --                   580
                                              ---------             ---------          ---------             ---------
   Total current assets                           3,242                21,805                 --                25,047

Long-term investments                                --                16,375                 --                16,375

Property and equipment, net                         112                 3,552                 --                 3,664
Intangible assets                                 1,744                    --             (1,744)(2)                --
Deferred asset - research funding                                                         17,187(3)             17,187
  agreement

Deposits and other                                   --                   566                 --                   566

                                              ---------             ---------          ---------             ---------
     Total assets                             $   5,098             $  42,298          $  15,443             $  62,839
                                              =========             =========          =========             =========

Current liabilities:
   Accounts payable                           $     349             $   1,560          $   2,932(2)          $   4,841
   Accrued liabilities                              808                 1,241              2,864(3)              4,913
   Deferred revenue                                  --                    --                 --                    --
   Current portion of lease liability                --                 1,037                 --                 1,037
                                              ---------             ---------          ---------             ---------
Total current liabilities                         1,157                 3,838              5,796                10,791

Noncurrent portion of lease                          --                 1,870                 --                 1,870
Other noncurrent liabilities                         --                    --             14,323(3)             14,323
Convertible debentures                               --                 6,861                 --                 6,861

Redeemable convertible
   preferred stock                                   --                 3,661                 --                 3,661

Stockholders' Equity
   Common Stock                                     613                    14                  2(2)                 16
                                                                                            (613)(2)
   Additional paid-in-capital                     7,090                88,259             22,163(2)            112,644
                                                                                           2,222(2)
                                                                                          (7,090)(2)
   Accumulated deficit                           (3,762)              (60,914)             3,762(2)            (86,036)
                                                                                         (25,122)(2)(3)
   Other stockholders' equity                        --                (1,291)                                  (1,291)

                                              ---------             ---------          ---------             ---------
     Total stockholders' equity                   3,941                26,068             (4,676)               25,333
                                              ---------             ---------          ---------             ---------
     Total liabilities and
     stockholders' equity                     $   5,098             $  42,298          $  15,443             $  62,839
                                              =========             =========          =========             =========

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (1)
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 ROSLIN
                                                 BIO-MED              GERON
                                                 FOR THE              FOR THE
                                                  THREE                 THREE
                                               MONTHS ENDED          MONTHS ENDED                 PRO
                                               FEBRUARY 28,            MARCH 31,                 FORMA
                                                 2/28/99                 1999                 ADJUSTMENTS          COMBINED
                                               ------------          ------------             ------------        ------------
Revenues                                       $          3          $      1,495             $         --        $      1,498

Operating expenses
   Research and development                             675                 4,425                      716(4)            5,816
   General and administrative                           838                   943                       --               1,781
                                               ------------          ------------             ------------        ------------
Total operating expenses                              1,513                 5,368                      716               7,597

                                               ------------          ------------             ------------        ------------
Loss from operations                                 (1,510)               (3,873)                    (716)             (6,099)

Interest and other income                                62                   676                       --                 738
Interest and other expense                               --                  (146)                      --                (146)
                                               ------------          ------------             ------------        ------------
Net loss                                             (1,448)               (3,343)                    (716)             (5,507)
Accretion of redemption value of
  redeemable convertible preferred stock                 --                   (51)                      --                 (51)
                                               ------------          ------------             ------------        ------------
Net loss applicable for common
  stockholders                                 $     (1,448)         $     (3,394)            $       (716)       $     (5,558)(5)
                                               ============          ============             ============        ============

Basic and diluted net loss per share                                 $      (0.25)                                $      (0.36)(5)
                                                                     ============                                 ============
Shares used in computed basic and
  diluted net loss per share                                           13,663,948                1,891,371          15,555,319(5)
                                                                     ============             ============        ============

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


    Pro forma adjustments for the unaudited pro forma condensed combined balance sheets as of December 31, 1998 and March 31, 1999 and for the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 are as follows:

    (1) As Roslin Bio-Med's fiscal year is within 90 days of Geron's fiscal year end, the two different periods have been combined for purposes of preparing the unaudited pro forma condensed combined balance sheets and statements of operations.

    (2) Represents:

         (a) issuance of 1,891,371 shares of Geron common stock in exchange for the outstanding shares of Roslin Bio-Med pursuant to the merger agreement, excluding common shares reserved for issuance upon exercise of fully vested options assumed, at a per share value of $11.72 (based upon the average of Geron common stock closing prices for the five trading days immediately preceding and following the May 4, 1999 announcement of the merger) in exchange for the net tangible assets of Roslin and basic research for the nuclear transfer technology;

         (b) fair value assigned of $2.2 million to assumed fully vested stock options of Roslin Bio-Med as part of the total purchase price; and

         (c) acquisition costs of $2.9 million incurred in conjunction with the merger.

    (3) Reflects the preliminary allocation of the purchase price. The preliminary allocation has resulted in deferred costs of research funding of approximately $17.2 million for the research agreement between Geron and the Institute. These deferred costs will be expensed over six years as the related research costs are incurred. The liability under the research agreement has been classified under current and noncurrent liabilities.

        The value of the basic research for the nuclear transfer technology is estimated at approximately $25.1 million. Because this technology is basic research with no alternative future use and is not expected to result in commercial products for several years, if ever, the value will be charged to Research and Development Expense on the date of acquisition. In accordance with S-X Regulations, this write-off has not been reflected in the unaudited combined pro forma statements of operations.

        The total estimated purchase price for Roslin Bio-Med acquisition has been allocated on a preliminary basis to assets and liabilities based on management's best estimates of their fair value. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The impact of such changes could be material.

    (4) Represents the expense related to the research agreement referred to in note 3 above.

    (5) Pro forma net loss reflects the impact of the adjustments above. Basic and diluted net loss per share (pro forma) is computed using the weighted-average number of shares of common stock outstanding after the issuance of Geron common stock to acquire the outstanding shares of Roslin Bio-Med. Pro forma basic and diluted net loss per share includes the weighted average shares described above. Dilutive options and warrants and shares related to the convertible debentures are excluded from the computation during loss periods, as their effect is antidilutive.

        (c)    Exhibits.
               2.1+*   Sale and Purchase Agreement dated May 3, 1999, among the
                       Company and each of the shareholders of Roslin.

               2.2*    Escrow Agreement dated May 3, 1999, among the Company, a committee acting for and on behalf of the Warrantors, and U.S. Bank Trust
                       National Association.

               4.1*    Registration Rights Agreement dated May 3, 1999, among the
                       Company and each of the shareholders of Roslin.

               10.42+* Research and License Agreement dated May 3, 1999, among the Company, Roslin and the Institute.

               10.43+* License Agreement dated May 3, 1999, among the Company,
                       Roslin and the Institute.

               23.1    Consent of Arthur Andersen, Independent Auditors.


--------

+ Confidential Treatment Requested

* Previously Filed

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                GERON CORPORATION
                                  (Registrant)



Dated:  May 21, 1999                 By:   /s/ David L. Greenwood
                                          --------------------------------------
                                          David L. Greenwood
                                          Chief Financial Officer, Treasurer and
                                          Secretary (Principal Financial and
                                          Accounting Officer)

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER       DESCRIPTION
------       -----------

2.1+* Sale and Purchase Agreement dated May 3, 1999, among the Company and each of the shareholders of Roslin.

2.2* Escrow Agreement dated May 3, 1999, among the Company, a committee acting for and on behalf of the Warrantors, and U.S. Bank Trust
             National Association.

4.1* Registration Rights Agreement dated May 3, 1999, among the Company and each of the shareholders of Roslin.

10.42+*      Research and License Agreement dated May 3, 1999, among the
             Company, Roslin and the Institute.

10.43+* License Agreement dated May 3, 1999, among the Company, Roslin and the Institute.

23.1         Consent of Arthur Andersen, Independent Auditors.



--------

+ Confidential Treatment Requested

* Previously Filed